Exhibit 11.1

Consent of Independent Auditors

The consolidated financial statements of Solera National Bancorp, Inc. as of December 31, 2016 and for the year then ended, included in the Index to Financial Statements of the Offering Circular, have been audited by Eide Bailly LLP, independent auditors, as stated in their report appearing herein.

We consent to the inclusion in the Offering Circular of our report, dated March 22, 2017, on our audit of the consolidated financial statements of Solera National Bancorp, Inc.

/s/ Eide Bailly LLP

Denver, Colorado

February 1, 2018